Exhibit 99.1

Alkermes Contacts: For Investors: Rebecca Peterson, (781) 609-6378 For Media: Jennifer Snyder, (781) 609-6166
ALKERMES ELECTS WENDY L. DIXON, PH.D., TO BOARD OF DIRECTORS
Waltham, Mass., Jan. 18, 2011 — Alkermes, Inc. (NASDAQ: ALKS) today announced the election of Wendy L. Dixon, Ph.D., to the company’s board of directors. Most recently serving as Chief Marketing Officer and President of Global Marketing for Bristol-Myers Squibb, Dr. Dixon has more than 30 years of experience in the biopharmaceutical industry.
“We are very pleased to welcome Wendy to our board. Wendy’s extensive experience in the biopharmaceutical industry, and particularly her expertise in global marketing and business development, will enable her to bring a significant strategic perspective to Alkermes as we execute our launch of VIVITROL® for opioid dependence and advance our product candidates in development,” said Richard Pops, Chief Executive Officer of Alkermes.
During her tenure at Bristol-Myers Squibb, Dr. Dixon was responsible for the global commercialization and launch strategies for all new products as well as continuing growth strategies for all in-line products. Among the products launched under Dr. Dixon’s leadership were ABILIFY® (aripiprazole) and REYATAZ® (atazanavir sulfate), both of which were ranked in the top ten of recent pharmaceutical product launches. Dr. Dixon also oversaw the Market Research, Strategic Planning, Decision Analysis and Forecasting, and Access, Pricing and Reimbursement functions and was responsible for commercial evaluation of all in-licensing, merger and acquisition and strategic partnerships while at Bristol-Myers Squibb.
Prior to joining Bristol-Myers Squibb in 2001, Dr. Dixon served as Senior Vice President of Marketing for Merck’s U.S. Human Health division and was responsible for the launch of six products in two years, including VIOXX (rofecoxib) and SINGULAIR® (montelukast sodium), and for driving the growth of FOSAMAX® (alendronate sodium) and other in-line products. Previously, Dr. Dixon held various positions in strategic planning and business development, marketing, regulatory affairs and general management at West Pharmaceuticals, Osteotech, Centocor and Smith Kline & French Pharmaceuticals and began her career as a biochemist at Smith Kline & French.
“Alkermes has established itself in the industry as an innovative leader in the development of breakthrough products in major disease areas,” said Dr. Dixon. “The launch of VIVITROL for the prevention of relapse to opioid dependence after opioid detoxification, the advancement of its product candidate pipeline and the potential to apply the company’s proprietary technology to the development of treatments for other significant disease state categories represent significant growth opportunities for the company. I am very pleased to be joining Alkermes’ board at such an exciting time in the company’s evolution.”
Dr. Dixon also serves on the boards of directors at Furiex Pharmaceuticals, Inc., Orexigen Therapeutics, Inc. and Incyte Corporation.
About VIVITROL
VIVITROL (naltrexone for extended-release injectable suspension) 380 mg/vial is the first and only once-monthly, extended-release injectable medication for the treatment of alcohol dependence in patients able to abstain from alcohol in an outpatient setting prior to treatment initiation and for the prevention of relapse to opioid dependence, following opioid detoxification. Treatment with VIVITROL should be part of a comprehensive management program that includes psychosocial support. The proprietary Medisorb® drug delivery technology in VIVITROL enables the medication to be gradually released into the body at a controlled rate over a one-month time period. The VIVITROL clinical development program was funded in part with a Small Business Innovation Research Program grant from the National Institute of Drug Abuse (NIDA). For a copy of the VIVITROL full prescribing information, please visit www.vivitrol.com or call 1-800-VIVITROL (1-800-848-4876). Please see below for important safety information, including boxed warning.
VIVITROL IMPORTANT SAFETY INFORMATION
VIVITROL is contraindicated in patients with acute hepatitis or liver failure, patients receiving opioid analgesics, patients with current physiologic opioid dependence, patients in acute opioid withdrawal, any individual who has failed the naloxone challenge test or has a positive urine screen for opioids, and in patients who have previously exhibited hypersensitivity to naltrexone, polylactide-co-glycolide (PLG), carboxymethylcellulose or any other components of the diluent.

Naltrexone has the capacity to cause hepatocellular injury when given in excessive doses. Naltrexone is contraindicated in acute hepatitis or liver failure, and its use in patients with active liver disease must be carefully considered in light of its hepatotoxic effects. The margin of separation between the apparently safe dose of naltrexone and the dose causing hepatic injury appears to be only five-fold or less. VIVITROL does not appear to be a hepatotoxin at the recommended doses.
Patients should be warned of the risk of hepatic injury and advised to seek medical attention if they experience symptoms of acute hepatitis. Use of VIVITROL should be discontinued in the event of symptoms and/or signs of acute hepatitis.

VIVITROL is administered as an intramuscular (IM) gluteal injection. Inadvertent subcutaneous injection of VIVITROL may increase the likelihood of severe injection site reactions. VIVITROL must be injected using one of the customized needles provided in the carton. Because needle length may not be adequate due to body habitus, each patient should be assessed prior to each injection to assure that needle length is adequate for IM administration. VIVITROL injections may be followed by pain, tenderness, induration, swelling, erythema, bruising or pruritus; however, in some cases injection site reactions may be very severe. Injection site reactions not improving may require prompt medical attention, including in some cases surgical intervention.
Consider the diagnosis of eosinophilic pneumonia if patients develop progressive dyspnea and hypoxemia. Patients should be warned of the risk of hypersensitivity reactions, including anaphylaxis. Opioid-dependent patients including those being treated for alcohol dependence, must be opioid-free for a minimum of 7-10 days before VIVITROL treatment. Attempts to overcome opioid blockade due to VIVITROL may result in a fatal overdose. After opioid detoxification, patients are likely to have reduced tolerance to opioids. Use of lower doses of opioids after VIVITROL is discontinued, at the end of a dosing interval or after missing a dose could result in life threatening opioid intoxication. Alcohol- and opioid-dependent patients, including those taking VIVITROL, should be monitored for the development of depression or suicidal thoughts. As with any IM injection, VIVITROL should be administered with caution to patients with thrombocytopenia or any coagulation disorder. In an emergency situation in patients receiving VIVITROL, suggestions for pain management include regional analgesia or use of non-opioid analgesics. Patients requiring reversal of the VIVITROL blockade for pain management should be monitored by appropriately trained personnel in a setting equipped for cardiopulmonary resuscitation. Caution is recommended in administering VIVITROL to patients with moderate to severe renal impairment.

The adverse events seen most frequently in association with VIVITROL therapy for alcohol dependence include nausea, vomiting, injection site reactions (including induration, pruritus, nodules and swelling), muscle cramps, dizziness or syncope, somnolence or sedation, anorexia, decreased appetite or other appetite disorders. The adverse events seen most frequently in association with VIVITROL in opioid-dependent patients include hepatic enzyme abnormalities, injection site pain, nasopharyngitis, insomnia, and toothache.
About Alkermes
Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol and opioid dependence and manufactures RISPERDAL® CONSTA® for schizophrenia and bipolar I disorder. Alkermes’ robust pipeline includes extended-release injectable and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Waltham, Massachusetts, Alkermes has a research facility in Massachusetts and a commercial manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.
Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees. The company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. For information with respect to risks and uncertainties that could cause the company’s actual results to differ materially from expectations, reference is made to the reports the company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the company disclaims any intention or responsibility for updating predictions or expectations contained in this release.
VIVITROL® and Medisorb® are trademarks of Alkermes, Inc. ABILIFY® and REYATAZ® are trademarks of Bristol-Myers Squibb Company. SINGULAIR® and FOSAMAX® are trademarks of Merck & Co., Inc. RISPERDAL® CONSTA® is a trademark of Janssen-Cilag group of companies.
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